UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LendingClub Corporation (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which the transaction applies:

	(2)	Aggregate number of securities to which the transaction applies:

	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of the transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Stockholder Communication 2017 Annual Meeting June 6, 2017

2 Disclaimer Some of the statements in this presentation, including statements regarding loan growth, industry consolidation and future compensation practices are "forward-looking statements." The words "anticipate," "believe," "estimate," "expect," "intend," "may," "outlook, " "plan," "predict," "project," "will," "would" and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward statements include: the outcomes of pending governmental investigations and pending or threatened litigation, which are inherently uncertain; the impact of recent management changes and the ability to continue to retain key personnel; the Company’s ability to continue to attract and retain new and existing retail and institutional investors; competition; overall economic conditions; demand for the types of loans facilitated by the Company; default rates and those factors set forth in the section titled “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, each filed with the SEC. The Company may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. This presentation mentions certain non-GAAP measures relating to our performance which may form the basis for performance based compensation awards. In measuring performance against these non-GAAP measures, we do so because we believe that these measures provide investors a consistent basis for assessing our performance, and help to facilitate comparisons of our operating results, across different periods. These measures may be different from non-GAAP financial measures used by other companies. The use of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles. For further discussion on the Company’s use of non-GAAP measures, please refer to the Company’s AnnualReport on Form10-K for the year endedDecember 31, 2016 and itsQuarterly Report on Form 10-Q for the quarter ended March 31, 2017. Information in this presentation is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Additional information about Lending Club is available in the prospectus for Lending Club’s notes, which can be obtained on Lending Club’s website at https://www.lendingclub.com/info/prospectus.action.

All Loans originated and issued by our federally regulated issuing bank partners. InvestorsBorrowers Principal + Interest Capital Online Marketplace Publicly Listed in December 2014 3

4 Board Oversaw Resolution of Unique Challenges in 2016 Stabilized business during time of significant disruption; conducted a thorough investigation and remediated internal controls; improved compliance functions and processes to position Lending Club for future long-term growth  $22.3M in loans found to have documentation irregularities  Non-GAAP NAV adjustments in six private investment funds  Investment parameter out of tolerance in one fund  Pledging of stock by former CEO & CFO  Approximately $725,000 in loans issued to CEO and his family members in 2009 Issues Discovered in 1H 2016  Accepted CEO resignation upon discovery of issues, with significant compensation forfeiture, and termination/resignation of other senior managers  Rebuilt executive team, including promoting or hiring six executives to position the Company for sustained future growth  Independent director appointed as Chairman  Independent Board sub-committee led internal review; retained independent advisors, including forensic auditors, to carry out extensive investigation  Appointed new majority independent governing board of LC Advisors  Ensured continuity and stability of business throughout, including reinforcingan an appropriate “tone at the top”  Adopted data testing and validation plan to protect investors in loans  Established new loan auditing and quality standards  Prioritized making significant investments in controls and re-establishing relationships with existing and new loan investors  Code of Conduct Re-Training implemented for all employees, led by CEO  Realignment of annual employee performance evaluations to include consideration of Company values  Adopted robust hedging and pledging policy for employees Decisive Steps Taken by Board in Q2-Q3 2016 Material weakness discovered in Q1 or identified as issues as part of independent review were resolved and remediated by the end of Q4 2016

152.3 103.4 114.6 130.5 124.5 1Q16 2Q16 3Q16 4Q16 1Q17 5 1. There may be differences between the sum of the quarterly results due to rounding Quarterly Originations1 ($ in millions) Quarterly Total Net Revenue1 ($ in millions) 204 216 214 193 220 459 296 353 329 301 2,087 1,443 1,405 1,465 1,438 2,750 1,955 1,972 1,987 1,959 1Q16 2Q16 3Q16 4Q16 1Q17 Personal loans - standard Personal loans - custom Other Maintained Leadership Position in Originations Delivered strong revenue amidst leadership transition, credit policy adjustments, investments in foundation, and a challenging time in Lending Club’s short public history

Fixed Cash 7% Bonus 3% Stock Options 44% RSUs 46% CEO Transitional Year Pay Decision Framework 2016 Compensation Substantially At-Risk and Aligned with Stockholders  All NEOs were new to their positions and/or the Company in 2016  2016 pay structured to retain certain executives within and recruit new executives in a very challenging period  Vast majority of pay program has been tied to company performance in the form of equity, as is common for recent IPO companies  Cash portions of program are performance-based  Achievement of pay outcomes based on adherence to Company values, with pay forfeiture keeping all equity grants at risk 2016 Compensation Decisions Driven by Special Circumstances Going forward, an increasing proportion of our executive officers’ equity awards will be dependent on the achievement of pre-determined performance goals Long-Term Equity 90% 6

Evolving Compensation Program The Compensation Committee will continue to take into account stockholder feedback as it reviews Lending Club’s compensation program going forward PSUs will be phased in for other executive officers, and the Board is currently in the process of adopting a formal clawback policy and stockholding guidelines Element Form Description Performance Link Base Salary Annual Cash Bonus Equity-Based Compensation Cash Cash Salaries are set at a level that is competitive and appropriate based on the size of our company and the sophistication of our business Cash bonuses are used to motivate our executive officers to achieve annual financial and operational goals Long-term equity aligns our executive team’s compensation with our stockholders’ long-term interests Stock price performance over a four-year vesting periodRSUs (50%) Revenue (60%) and adjusted EBITDA margin (40%), with no payouts if threshold performance is not met; final amounts based on individual performance PSUs (50%) (Granted to CEO in 2017)  PSUs based on pre-determined relative TSR (50%) and adjusted EBITDA margin (50%) goals  PSUs will be earned only if rigorous performance thresholds are met, with target and maximum amounts subject to stretch goals  Additional time-based vesting on earned awards further aligns with stockholders’ interests 7 2017 CEO Compensation

Key Director Skills Risk Management Financial Technology Banking & Credit Regulation Financial Services Operational Marketing Consumer Services Strong Board Committed to Continued Independent Oversight Highly qualified Directors have the skills and expertise to oversee Lending Club’s next phase 8 Board undergoes process to ensure director skillsets are properly balanced and aligned with Lending Club’s long-term strategic needs John C. (Hans) Morris Managing Partner, NYCA Partners Independent Chairman Director since 2013 Jeff Crowe Managing Partner, Norwest Ventures Director since 2007 Dan Ciporin General Partner, Canaan Partners Director since 2007 John Mack Former Chairman & CEO, Morgan Stanley Director since 2012 Mary Meeker General Partner, Kleiner Perkins Director since 2012 Timothy J. Mayopoulos President & CEO, Fannie Mae Director since 2016 Scott Sanborn CEO Director since 2016 Larry Summers Former U.S. Secretary of the Treasury Director since 2012 Simon Williams Former Chief Risk Officer, Citigroup Director since 2014

9 Evolving Governance Practices for a Company in Transition Governance practices under review as the Company moves from pre-IPO to maturing public company Strong Board Governance Foundation Highly independent and active board Newly-created Independent Chairman role Balance of directors appointed before and after IPO Significant stock ownership promotes strong alignment with stockholders Lending Club’s governance structure will continue to evolve as the Company transitions following its IPO less than three years ago – as a starting point, all Committee Charters and Governance Guidelines were updated in the last 12 months

We Ask for Your Support at the 2017 Annual Meeting Item 1 FOR All Director Nominees Item 2 FOR Advisory Vote on Executive Compensation Item 3 FOR Ratification of Auditor 10